Exhibit 10.1

FIRST AMENDMENT TO SUBLEASE

This First Amendment to Sublease (this “Amendment”) is made as of July 2, 2025, by and between POSTMATES LLC, a Delaware limited liability company (“Sublandlord”), and AMPLITUDE, INC., a Delaware corporation (“Subtenant”), with reference to the following facts:

R E C I T A L S :

A.
Sublandlord is the “Tenant” under that certain Office Lease dated as of October 25, 2017 (the “Existing Lease”), as amended by that certain First Amendment to Office Lease being entered into concurrently herewith (the “First Lease Amendment” and, collectively, the “Master Lease”) with KR 201 THIRD STREET OWNER, LLC, a Delaware limited liability company (“Landlord”), pursuant to which Sublandlord leases from Landlord and Landlord leases to Sublandlord certain premises containing approximately 57,530 rentable square feet (“RSF”) commonly known as Suites 200 (measuring 28,032 RSF) and 300 (measuring 29,498 RSF) (the “Premises”), in the building located at 201 Third Street, San Francisco, California (the “Building”), as more particularly described in the Existing Lease.

B.
Sublandlord and Subtenant are parties to that certain Sublease Agreement dated as of May 13, 2021 (the “Existing Sublease”) for the subleasing by Sublandlord to Subtenant of the Premises (and referred to in the Existing Sublease as the “Subleased Premises”), as more particularly described in the Existing Sublease;

C.
The Lease is scheduled to expire by its terms on October 31, 2025, and the Existing Sublease is scheduled to expire by its terms on September 30, 2025; and

D.
Subtenant is entering into a direct lease with Landlord to remain in occupancy of and lease the Subleased Premises from Landlord following the Term of the Lease, and Sublandlord and Subtenant therefore desire to amend the Existing Sublease to extend the existing Term of the Sublease to be coterminous with the Term of the Lease, pursuant to the terms and conditions set forth herein;

A G R E E M E N T:

NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.
Existing Sublease. The Existing Sublease, as amended by this Amendment, is hereinafter referred to as the “Sublease”. All capitalized terms used herein but not otherwise defined shall have the meanings given to them in the Existing Sublease or the Lease, as applicable.

2.
Consent of Landlord. This Amendment shall not be effective until (a) Landlord and Sublandlord have executed and delivered the First Amendment and (b) Landlord has delivered to Sublandlord and Subtenant its written consent to this Amendment by executing the Landlord Consent attached hereto (the “Consent”). The date upon which the conditions set forth in clauses (a) and (b) are satisfied shall constitute the “Effective Date” of this Amendment.
3.
Extension of Sublease Term. The Term of the Sublease is hereby extended for a period of thirty- one (31) days commencing on October 1, 2025, and ending on October 31, 2025 (which shall hereinafter be the “Sublease Expiration Date”).

4.
Rent. During the period from October 1, 2025 through and including October 31, 2025, Subtenant shall have no obligation to Base Rent or Additional Rent pursuant to Sections 3.1 and 3.2 of the Sublease, respectively.

5.
Removal and Restoration Obligations. Notwithstanding anything to the contrary contained in the Sublease, Sublandlord hereby acknowledges and agrees that Subtenant shall have no obligation to remove from the Subleased Premises any leasehold improvements existing in the Subleased Premises as of the Effective Date or any of the Furniture (collectively, the “Surrender Items”); and, as provided in Section 24 of the Existing Sublease, Subtenant shall, as of the Sublease Expiration Date, purchase the Furniture from Sublandlord in its “AS IS, WHERE IS” condition without representation or warranty, in exchange for One Dollar ($1.00). The transfer of ownership of the Furniture to Subtenant shall occur automatically on the Sublease Expiration Date, the Sublease shall constitute a bill of sale evidencing the transfer of the Furniture to Subtenant on the Sublease Expiration Date, and Subtenant will be liable for all sales tax payable pursuant thereto.
6.
Condition of Premises. Subtenant is in possession of the Subleased Premises and accepts the same in its “AS-IS” condition as of the Effective Date, and acknowledges that Sublandlord shall not be obligated to provide or pay for any improvements, work or services related to the improvement, remodeling or refurbishment of the Subleased Premises in connection with this Amendment, nor shall Sublandlord have any obligation to repair, restore, clean, alter, improve or otherwise modify the Subleased Premises whatsoever in connection with the extension of the Term of the Sublease as set forth in this Amendment; provided, however, that any obligation Sublandlord may have under the Sublease to repair, restore or clean the Subleased Premises that is not related to the extension of the Term of the Sublease as set forth in this Amendment shall remain in full force and effect. Without limiting the generality of the foregoing, and notwithstanding anything to the contrary contained in the Master Lease, Subtenant acknowledges and agrees that Sublandlord shall have no obligation to remove the interconnecting stairwell between the second (2nd) and third (3rd) floors of the Premises, any ventilation systems located in any kitchen within the Premises, any showers installed in the Premises or any Lines.

7.
Authority. Subtenant represents and warrants that Subtenant is a duly formed and existing entity qualified to do business in the State of California and that Subtenant has full right and authority to deliver this Amendment and that each person signing on behalf of Subtenant is authorized to do so. Similarly, Sublandlord represents and warrants that Sublandlord is a duly formed and existing entity qualified to do business in the State of California and that, subject to the provisions of Section 2 above, Sublandlord has full right and authority to deliver this Amendment and that each person signing on behalf of Sublandlord is authorized to do so.
8.
Brokers. Sublandlord and Subtenant each hereby represents and warrants to the other party that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Amendment, and that it knows of no real estate broker or agent who is entitled to a commission in connection with this Amendment. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments and costs and expenses (including, without limitation, reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing in connection with this Amendment on account of the indemnifying party’s dealings with any real estate broker or agent.

9.
Counterparts and Signatures. This Amendment may be executed in one or more counterparts, and each set of duly delivered identical counterparts which includes all signatories shall be deemed to be one original document. The parties hereto consent and agree that this Amendment may be signed and/or transmitted by facsimile, e-mail of a .pdf document or using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), and that such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’s handwritten signature. The parties further consent and agree that (i) to the extent a party signs this Amendment using electronic signature technology, by clicking “SIGN”, such party is signing this Amendment electronically, and (ii) the electronic signatures appearing on this Amendment shall be treated, for purposes of validity, enforceability and admissibility, the same as handwritten signatures.

10.
No Further Modification; Sublease in Full Force and Effect. Except as set forth in this Amendment, all of the terms and provisions of the Sublease are hereby ratified and confirmed and shall remain unmodified and in full force and effect. Sublandlord and Subtenant acknowledge and agree that, to each party’s actual knowledge, neither party is in default or violation of any material covenant, provision, obligation, agreement or condition contained in the Sublease. Effective as of the Effective Date, all references in the Existing Sublease to the “Sublease” shall refer to the Sublease as amended by this Amendment.

11.
Conflict. In the event of any conflict between the Sublease and this Amendment, this Amendment shall prevail.

IN WITNESS WHEREOF, this Amendment has been duly executed by the parties hereto as of the day and year first written above.

Sublandlord:

POSTMATES, LLC,
a Delaware limited liability company

By:	/s/ Keith Tabacek
Name:	Keith Tabacek
Title:	Head of Strategy & Planning, Places
Date of Execution:	July 10, 2025

Subtenant:

AMPLITUDE, INC.,
a Delaware corporation

By:	/s/ Elizabeth Fisher
Name:	Elizabeth Fisher
Title:	General Counsel
Date of Execution:	July 2, 2025

LANDLORD CONSENT TO SUBLEASE AMENDMENT

By execution of this Consent below, Landlord hereby acknowledges receipt of a copy of this Sublease Amendment and consents to the terms and conditions of this Sublease Amendment. Further, Landlord hereby agrees that, by execution of this Consent below, Landlord waives (i) any right to require Sublandlord to perform any restoration, removal, or repair obligations of any kind or nature with respect to the Premises upon the expiration of the Master Lease, which reflects the intention of Landlord, Sublandlord and Subtenant that Sublandlord shall surrender and deliver the Premises to Landlord upon the expiration of the Term of the Master Lease in its then-existing “as is” condition, and (ii) any liability of Sublandlord, for holdover or otherwise, which is based upon the occupancy of the Premises by Subtenant upon or following the expiration of the Term of the Master Lease.

Notwithstanding the foregoing, Landlord’s Consent to the Sublease Amendment is conditioned on the following: (i) Sublandlord and Subtenant agree that nothing contained in the Sublease Amendment shall be construed as relieving or releasing Sublandlord from any of its obligations under the Lease, except as expressly set forth in the Sublease Amendment and in Landlord's Consent to Sublease Amendment above, (ii) Subtenant agrees it shall not further sublease the Subleased Premises, assign its interest as the Subtenant under the Sublease or otherwise transfer its interest in the Sublet Premises or the Sublease to any person or entity without the written consent of Landlord, which Landlord may withhold in its sole discretion, (iii) the parties agree that the Sublease is subject and subordinate to the terms of the Lease, (iv) in no event shall this Landlord Consent to Sublease Amendment be deemed to create privity or a landlord and tenant relationship between Landlord and Subtenant and (v) under no circumstances shall Landlord be liable for any brokerage commission or other charge or expense in connection with the Sublease or the Sublease Amendment.

LANDLORD:

KR 201 THIRD STREET OWNER, LLC,
a Delaware limited liability company

By: Kilroy Realty Corporation, a Maryland corporation
Its: General Partner

By:	/s/ Michael Schmidt
Name:	Michael Schmidt
Title:	SVP, Leasing - Northern California Region
Dated:	July 17, 2025